SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               September 17, 2004
                Date of Report (Date of earliest event reported)


                           HIRSCH INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)


     Delaware                       0-23434                      11-2230715
     --------                       -------                      ----------
   (State or other jurisdiction (Commission File Number)       (IRS Employer
   of incorporation)                                      Identification Number)



                             200 Wireless Boulevard
                            Hauppauge, New York 11788


                                 (631) 436-7100
              (Registrant's telephone number, including area code)


                                Page 1 of 2 Pages

Section 5 CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02(D) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINICIPAL OFFICERS.

         On September 17, 2004, the Board of Directors (the "Board") of Hirsch International Corp. (the "Company") unanimously appointed, in accordance with the Company's bylaws, Christopher J. Davino as a Class B director, to fill the vacancy created by the resignation of Herbert M. Gardner on June 30, 2004. Mr. Davino will also serve on the Board's Audit Committee, Compensation Committee and Stock Option Committee.

         Mr. Davino satisfies the requirements of an "independent" director under both the applicable guidelines of the NASDAQ Stock Market, Inc. and Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   HIRSCH INTERNATIONAL CORP.

                                                   By: /s/ Beverly Eichel
                                                   ----------------------
                                                   Beverly Eichel
                                                   Vice President - Finance,
                                                   Chief Financial Officer
                                                     and Secretary

Dated:  September 22, 2004